PAGE 1

                         T. Rowe Price Realty Income Fund I,        Schedule III
                            A No-Load Limited Partnership
                Consolidated Real Estate and Accumulated Depreciation
                                  September 30, 1995
                             Dollars in Thousands (000's)

             Description                       Type           Encumbrance

     Properties Held for Real Estate Investment

     Airport Perimeter                      Industrial            $0
        Business Center
        College Park, Georgia

     Montgomery Executive Center                Office             0
        Gaithersburg, Maryland

     Royal Biltmore                             Office             0
        Phoenix, Arizona

     Springdale Commerce Center             Industrial             0
        Santa Fe Springs, California

     Van Buren Industrial Center            Industrial             0
        Phoenix, Arizona

     The Business Park                          Office             0
        Gwinnett County, Georgia

     Newport Center Business Park               Office             0
        Deerfield Beach, Florida
                                                                _____

     Totals                                                       $0

     Properties Held for Sale

     Spring Creek                           Industrial            $0
        Richardson, Texas

     Portfolio Totals                                             $0
                                                               =====

                                       Initial Cost to Partnership
                                                                       Costs
                                                                    Capitalized
                                                    Buildings and  Subsequent to
             Description                  Land      Improvements   Acquisition

     Properties Held for Real Estate Investment

     Airport Perimeter                 $   640          $ 4,824      $   366
        Business Center
        College Park, Georgia

     Montgomery Executive Center         2,300           12,573        2,507
        Gaithersburg, Maryland

     Royal Biltmore                      3,565            8,052       (2,519)
        Phoenix, Arizona

     Springdale Commerce Center          1,640            5,325         425
        Santa Fe Springs, California

     Van Buren Industrial Center         1,260            4,077         880
        Phoenix, Arizona

     The Business Park                   1,625           11,825         568
        Gwinnett County, Georgia

     Newport Center Business Park        1,377            3,543         398
        Deerfield Beach, Florida
                                         ______           ______       _____

     Totals                            $12,407          $50,219       $2,625
                                       =======          =======       ======

     Properties Held for Sale

     Spring Creek                       $1,506           $2,892        ($214)
        Richardson, Texas

     Portfolio Totals                  $13,913          $53,111       $2,411
                                       =======           ======        =====

                                    Gross Amounts at which Carried at Close of
     Period

                                                     Buildings and
             Description                 Land        Improvements       Total

     Properties Held for Real Estate Investment

     Airport Perimeter                 $  617            $ 5,213       $ 5,830
        Business Center
        College Park, Georgia

     Montgomery Executive Center        2,300             15,080        17,380
        Gaithersburg, Maryland

     Royal Biltmore                     2,356              6,742         9,098
        Phoenix, Arizona

     Springdale Commerce Center         1,640              5,750         7,390
        Santa Fe Springs, California

     Van Buren Industrial Center        1,260              4,957         6,217
        Phoenix, Arizona

     The Business Park                  1,464             12,554        14,018
        Gwinnett County, Georgia

     Newport Center Business Park       1,377              3,941         5,318
        Deerfield Beach, Florida
                                      _______            _______       _______

     Totals                           $11,014            $54,237       $65,251
                                      _______            _______       _______
     Properties Held for Sale

     Spring Creek                      $1,349             $2,835        $4,184
        Richardson, Texas

     Portfolio Totals                 $12,363            $57,072       $69,435
                                      =======            =======       =======
























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                                        Accumulated          Date of   Date
             Description               Depreciation       Construction Acquired

     Properties Held for Real Estate Investment

     Airport Perimeter                     $ 2,352            1982       12/85
        Business Center
        College Park, Georgia

     Montgomery Executive Center             6,701            1982       12/85
        Gaithersburg, Maryland

     Royal Biltmore                          3,991            1982       01/86
        Phoenix, Arizona

     Springdale Commerce Center              2,359            1985       06/86
        Santa Fe Springs, California

     Van Buren Industrial Center             1,879            1982       07/86
        Phoenix, Arizona

     The Business Park                       5,629            1985       08/86
        Gwinnett County, Georgia

     Newport Center Business Park            1,181            1984       05/87
        Deerfield Beach, Florida
                                            ______

     Totals                                $24,092
                                           =======
     Properties Held for Sale

     Spring Creek                           $1,521            1983       06/85
        Richardson, Texas

     Portfolio Totals                      $25,613
                                           =======

                                                       Life on which
                                                        Depreciation
                                                         in Latest
                                                        Statement of
                                                       Operations is
             Description                                  Computed

     Properties Held for Real Estate Investment

     Airport Perimeter                                  5 - 40 years
        Business Center
        College Park, Georgia

     Montgomery Executive Center                        5 - 40 years
        Gaithersburg, Maryland

     Royal Biltmore                                     5 - 40 years
        Phoenix, Arizona

     Springdale Commerce Center                         5 - 40 years
        Santa Fe Springs, California

     Van Buren Industrial Center                        5 - 40 years
        Phoenix, Arizona

     The Business Park                                  5 - 40 years
        Gwinnett County, Georgia

     Newport Center Business Park                       5 - 40 years
        Deerfield Beach, Florida

     Totals

     Properties Held for Sale

     Spring Creek                                       5 - 40 years
        Richardson, Texas

     Notes:

     (1) The Partnership recorded provisions for value impairment in connection with the Airport Perimeter, Royal Biltmore and The Business Park totaling $354, $365, and $2,177 in 1995, 1994, and 1993 respectively.
          See note 4 of Notes to Financial Statements.

     (2)  Reconciliation of real estate owned for Real Estate Property
          Investments:

                                       1995    1994       1993

     Balance at beginning of period  $65,412 $73,807   $74,984
     Additions during period           1,092   1,008     1,000
     Corporate Square disposition         --  (9,038)       --
     Reductions during period           (899)     --        --
     Provision for value impairment     (354)   (365)   (2,177)
                                      ______  ______    ______
     Balance at end of period        $65,251 $65,412   $73,807
                                     ======= =======   =======
     (3)  Reconciliation of accumulated depreciation for Real Estate Property
     Investments:

                                       1995    1994       1993

     Balance at beginning of period  $22,422 $22,203    $19,637
     Depreciation and amortization     2,569   2,667      2,566
        expense
     Corporate Square disposition         --  (2,448)        --
     Reductions during period           (899)     --         --
                                      ______  ______     ______
     Balance at end of period        $24,092 $22,422    $22,203
                                        =                                      ======  ======     ======

          Reductions in depreciation during 1995 reflect the write-off of tenant improvements relating to tenants who have vacated the property.


     (4) The Partnership has approved a plan of disposition for and is actively marketing Spring Creek and is currently carrying the property at its estimated fair value less selling costs. The Partnership recorded a net downward adjustment of $193 to Spring Creek's previously established valuation allowance during the 1995 fiscal year, bringing the cumulative balance at $1,437 as of September 30, 1995. Thus, the property's net book value as of September 30, 1995 was $1,226. See note 4 of Notes to the Financial Statements for further details.

     (5) Aggregate cost of real estate owned at September 30, 1995 for Federal income tax purposes was $73,860.